EXHIBIT 10.7

FINAL

DYNAVOX INC.
2010 LONG-TERM INCENTIVE PLAN

FORM OF

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (the “Date of Grant”), between DynaVox Inc. (the “Company”) and the individual named on the signature page hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Option (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)   Cause: “Cause” shall mean “Cause” as defined in any employment, severance or similar agreement then in effect between the Participant and any member of the Company Group or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean a termination of employment of the Participant by any member of the Company Group due to (i) the commission by the Participant of an act of fraud or embezzlement, (ii) the indictment or conviction of the Participant for a felony or a crime involving moral turpitude or a plea by the Participant of guilty or nolo contendere involving such a crime, (iii) the malfeasance or willful misconduct by the Participant in the performance of the Participant’s duties, including any misrepresentation or concealment by the Participant on any report submitted to any member of the Company Group, (iv) the violation by the Participant of a written company policy regarding employment, including substance abuse, sexual harassment or discrimination, or the Company’s insider trading policy and/or the related riders to the Company’s Code of Conduct, (v) the willful failure of the Participant to render services to any member of the Company Group in accordance with the Participant’s employment which failure amounts to a material neglect of the Participant’s duties to any member of the Company Group, (vi) the repeated failure of the Participant to comply with reasonable directives of the Board or the Chief Executive Officer of the Company consistent with the Participant’s duties, or (vii) the material breach by the Participant of any of the provisions of any agreement between the Participant, on the one hand, and any member of the Company Group, on the other hand.

(b)   Company Group: The Company and its Subsidiaries.

(c)   Expiration Date: The tenth anniversary of the Date of Grant.

(d)   Good Reason: “Good Reason” shall mean “Good Reason” as such term may be defined in any employment, severance or similar agreement in effect at the time of the Participant’s termination of Employment between the Participant and any member of the Company Group, or, if there is no such agreement or such term is not defined therein, “Good Reason” shall mean, without the Participant’s consent, a change by the applicable member of the Company Group in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable member of the Company Group, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of the Company Group generally); provided that, notwithstanding anything to the contrary in the foregoing, (i) the Participant shall only have “Good Reason” to terminate employment following the applicable member of the Company Group’s failure to remedy the act or omission which is alleged to constitute “Good Reason” within fifteen (15) days following such member’s receipt of written notice from the Participant specifying such act or omission and (ii) none of the foregoing acts or omissions shall be deemed to constitute “Good Reason” if such act or omission is a direct consequence of the Company not being publicly owned or of a change in the nature and number of the Company’s stockholders.

(e)   Option: The Option with respect to which the terms and conditions are set forth in Section 3 of this Agreement.

(f)    Plan: The DynaVox Inc. 2010 Long-Term Incentive Plan, as it may be amended or supplemented from time to time.

(g)   Retirement: The Participant’s resignation from Employment with the Company Group, so long as the Participant has attained age 65.

(h)   Vested Portion: At any time, the portion of the Option which has become vested, as described in Section 3 of this Agreement.

2.             Grant of the Option.  The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to the Option set forth on the signature page hereto, subject to adjustment as set forth in the Plan.  The Option Price shall be as set forth on the signature page hereto. The Option is intended to be a nonqualified stock option, and is not intended to be treated as an incentive stock option that complies with Section 422 of the Code.

3.             Vesting of the Option.

(a)   Subject to the Participant’s continued Employment through the applicable vesting date, the Option shall vest and become exercisable at the times set forth on the signature page hereto.

(b)   Termination of Employment.  If the Participant’s Employment terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration.  Notwithstanding anything to the contrary in this Agreement, in the event of the termination of the Participant’s Employment (i) by any member of the Company Group without Cause or (ii) by the Participant for Good Reason, in each case, within the two (2) year period following a Change in Control, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable effective as of the termination date.

4.                                       Exercise of the Option.

(a)   Period of Exercise.  Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date.  Notwithstanding the foregoing, at any time prior to the Expiration Date, the Vested Portion of the Option shall only remain exercisable for the period set forth below with respect to the particular event:

(i)            Termination due to Death, Disability or Retirement.  If the Participant’s Employment is terminated due to the Participant’s death, Disability or Retirement, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) one year following such termination of Employment and (B) the Expiration Date;

(ii)           Termination by the Company Other than for Cause or Due to Death, Disability or Retirement.  If the Participant’s Employment is terminated other than by a member of the Company Group for Cause or due to death, Disability or Retirement, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) 90 days following such termination of Employment and (B) the Expiration Date;

(iii)          Termination by the Company for Cause. If the Participant’s Employment is terminated by a member of the Company Group for Cause, the Vested Portion of the Option shall immediately terminate in full and cease to be exercisable; and

(iv)          Engaging in Competitive Activity.  If the Participant engages in Competitive Activity (as defined in Section 5(a) below), the Vested Portion of the Option shall immediately terminate in full and cease to be exercisable.

(b)   Method of Exercise.

(i)            Subject to Section 4(a) of this Agreement and any administrative procedures that may be established by the Company, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only.  Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price.  The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (iv) if there is a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate option price for the Shares being purchased, or (v) using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Option Price.  The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii)           Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii)          Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company may issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates, if any, to the Participant, any loss by the Participant of any certificates, or any mistakes or errors in the issuance of any certificates or in the certificates themselves, if any.  Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.

(iv)          In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement.  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5.                                       Restrictive Covenants.

(a)   Competitive Activity.  The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees that the Participant will not engage in Competitive Activity.  The Participant shall be deemed to have engaged in “Competitive Activity” if during the period commencing on the Date of Grant and ending on the second anniversary of the date the Participant terminates Employment with the Company Group, the Participant, whether on the Participant’s own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly: (A) solicits, or assists in soliciting, the business of any client or prospective client of any member of the Company Group, or solicits or assists in soliciting or hires any employee of any member of the Company Group, or interferes with, or attempts to interfere with, the relationships between any of the members of the Company Group, on the one hand, and any of its customers, clients, suppliers, partners, members, employees or investors, on the other hand; (B) becomes an employee, agent, representative, consultant, partner, shareholder or holder of any other financial interest with respect to any person or entity that competes with any member of the Company Group (or that conducts the type of business that any of the members of the Company Group has taken concrete action to conduct in the future), provided, that the Participant may, directly or indirectly, own, solely as an investment, securities of any person or entity engaged in the business of the Company Group which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (x) is not a controlling person of, or a member of a group which controls, such person or entity and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such person or entity; or (C) utters or issues any disparaging or derogatory remarks, or makes any untruthful statements, including pursuant to any press release or public statement, about any member of the Company Group regarding any of the members of the Company Group’s financial status, business, compliance with laws, ethics, members, managing members, partners, personnel, directors, officers, employees, consultants, agents, services, business methods or otherwise, or utters or issues any other statements that are reasonably likely to disparage any of the members of the Company Group or are otherwise degrading to any of the members of the Company Group’s reputation in the business industry or legal community in which such member operates, provided that the Participant shall be permitted to make any statement that is required by applicable law or necessary to respond in a legal or regulatory proceeding. Notwithstanding the foregoing, if the Participant is subject to a more restrictive non-competition, non-solicitation or non-disparagement covenant in any employment or other agreement with any member of the Company Group, the most restrictive of such non-competition, non-solicitation and non-disparagement covenants shall apply; it being understood that the activities which the Participant is prohibited from engaging in contained herein or in such other non-competition, non-solicitation or non-disparagement covenants all shall be deemed to be “Competitive Activity” for purposes of this Agreement.

(b)   Activity Date.  If the Participant engages in Competitive Activity, the “Activity Date” shall be the first date on which the Participant engages in such Competitive Activity.

(c)   In addition to any other remedies specified herein (including injunctive relief) or otherwise permitted by law, if the Participant engages in Competitive Activity after the Participant has exercised the Vested Portion of the Option, then the Participant shall be required to pay to the Company, within ten (10) business days following the Activity Date, an amount equal to the excess, if any, of (A) the aggregate proceeds the Participant received (x) in connection with the exercise of the Option or (y) upon the sale or other disposition of the Shares received upon exercise of the Option, over (B) the Option Price.

(d)   It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 5 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)   A violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available.  Accordingly, this Option entitles the Company to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

6.             No Right to Continued Employment.  Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, any member of the Company Group.  Further, any member of the Company Group may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7.             Legend on Certificates.  To the extent applicable, all certificates (or book entries) representing the Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or notations made next to the book entries) to make appropriate reference to such restrictions.

8.             Transferability.  The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof.  During the Participant’s lifetime, the Option is exercisable only by the Participant.  Notwithstanding the foregoing, the Chief Legal Officer of the Company may permit the transfer, in accordance with any rules established by the Committee in connection therewith, of all or a portion of the Option granted hereunder to an estate planning vehicle established by the Participant.

9.             Withholding.  The Participant may be required to pay to the Company Group and the Company Group shall have the right and is authorized to withhold any applicable withholding or other taxes in respect of the Option, its exercise, or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding or other taxes.  The Participant may elect to pay any or all of such withholding or other taxes as provided in Section 4(c) of the Plan.

10.           Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11.           Notices.  Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the Chief Legal Officer, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.

13.           Amendment.  This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.

14.           Option Subject to Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.           Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

16.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DYNAVOX INC.

By

Its

[NAME OF PARTICIPANT]

The Date of Grant is                               .

The number of Shares subject to the Option is                       .

The Option Price shall be $                   per Share.

Subject to the Participant’s continued Employment through the applicable vesting date, the Option shall vest and become exercisable with respect to [twenty percent (20%)][twenty-five percent (25%)] of the Shares subject to such Option on each of the first [five (5)][four (4)] anniversaries of the Date of Grant.

Signature Page to Non-Qualified Stock Option Agreement – April 21, 2010